Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

KULR Technology Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457	(o)	(2	)(3)	-	-		-	-	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, $0.0001 par value per share	457	(o)	(2	)(3)	-	-		-	-	-	-	-	-
Fees to Be Paid	Equity	Warrants	457	(o)	(2	)(3)	-	-		-	-	-	-	-	-
Fees to Be Paid	Other	Units	457	(o)	(2	)(3)	-	-		-	-	-	-	-	-
Fees to Be Paid	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)(1)	457	(o)	(2	)(3)	-	35,000,000		$0.00014760	$5,166	-	-	-	-
Fees Previously Paid	-	-	-		-		-	-		-	-	-	-	-	-
	Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415	(a)(6)	(1	)(2)(3)		26,090,000	(1)(3)		(1)	S-3	333-257697	July 6, 2021	(1)
Carry Forward Securities	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)(1)	415	(a)(6)	(1	)(2)(3)		$26,090,000	(1)(3)	$0.00010910	(1)	S-3	333-257697	July 6, 2021	$2,846.419 (1)

	Total Offering Amounts							$35,000,000
	Total Fees Previously Paid							$10,910
	Total Fee Offsets							$2,846.419	(1)
	Net Fee Due							$2,319.581	(1)

(1) The Registrant previously registered $100,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File No. 333-257697) filed on July 6, 2021, and declared effective on July 13, 2021, as amended from time to time (the “Prior Registration Statement”), approximately $26,090,000 of which remains unallocated and unsold as of the date of filing of this registration statement (the “Unsold Securities”). The Unsold Securities are being carried forward to and registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. The Registrant previously paid a registration fee of $10,910 in connection with the filing of the Prior Registration Statement. The Registrant will be utilizing $2,846.419 of the unused filing fee relating to the Unsold Securities under the Prior Registration Statement, which amount will be applied to the $5,166 total registration fee for this registration statement. Accordingly, the balance amount of $2,319.581 shall be paid by the Registrant in connection with this registration statement.

(2) Pursuant to Rule 416 of the Securities Act, this Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(3) Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant (including newly listed securities and carry-forward securities) will not exceed $35,000,000.

(4) The aggregate number of Unsold Securities does not include any allocation for securities offered under the prospectus supplement dated July 3, 2024, filed by the Registrant, for sale of shares of common stock under such prospectus supplement pursuant to an at the market offering agreement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statements, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statements to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.